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                                                                    Exhibit 99.1

CITIGATE SARD VERBINNEN                            NEWS

FOR IMMEDIATE RELEASE.

CONTACTS
For New Valley:                                     For GBI Capital Management:
George Sard/Anna Cordasco/Paul Caminiti             Richard Rosenstock
Citigate Sard Verbinnen                             516/470-1101
212/687-8080


                 NEW VALLEY TO ACQUIRE CONTROLLING INTEREST IN
                             GBI CAPITAL MANAGEMENT

TRANSACTION PAIRS NEW VALLEY'S LADENBURG THALMANN CORPORATE FINANCE, RESEARCH,
     AND ASSET MANAGEMENT BUSINESSES WITH GBI'S RETAIL BROKERAGE OPERATIONS

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              MIAMI, FL, FEBRUARY 9, 2001 - New Valley Corporation (NASDAQ:
     NVAL) and GBI Capital Management Corp. (AMEX:GBC) ("GBI"), today announced that they have entered into a definitive agreement under which New Valley will acquire a controlling interest in GBI and its operating subsidiary, GBI Capital Partners, a full-service securities and trading firm with over 400 retail brokers and fiscal 2000 revenue of $126 million. Upon completion of the transaction, New Valley will own approximately 50.1% of the outstanding shares of GBI, which will be renamed Ladenburg Thalmann Financial Services, Inc.

              Under the terms of the agreement, New Valley, 80.1% owner of investment banking and brokerage business Ladenburg Thalmann & Co. Inc. ("Ladenburg"), and Berliner Effektengesellschaft AG ("Berliner"), 19.9% owner of Ladenburg, will sell all of their outstanding shares of Ladenburg to GBI for 18,181,818 shares of GBI common stock, $10,000,000 of cash and $10,000,000 principal amount of convertible notes. Upon closing, New Valley will acquire an additional 3,945,060 shares of GBI from a current shareholder.

              Howard M. Lorber, President and Chief Operating Officer of New Valley, will become Chairman of Ladenburg Thalmann Financial Services. Victor M. Rivas, Chairman and Chief Executive Officer of Ladenburg, will retain his role and become President and CEO of Ladenburg Thalmann Financial Services. Richard J. Rosenstock, President and Chief Operating Officer of GBI, will become Vice Chairman and COO of Ladenburg Thalmann Financial Services and continue to oversee GBI Capital Partners.



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              "We are extremely pleased to be teaming with GBI Capital
     Partners," stated Rivas. "This strategic move will give us the critical mass to reach more customers, improve our distribution capabilities, and we believe, fuel our top- and bottom-line growth. GBI's extensive retail brokerage business complements Ladenburg's strong corporate finance and research capabilities and will help build our leadership position as a market maker."

              Ladenburg and GBI Capital Partners will be operated as two separate wholly-owned subsidiaries of Ladenburg Thalmann Financial Services. With an aggregate of approximately 500 brokers, the Company will have a broadened customer base and greater scale in trading and execution.

              Commenting on the announcement, Rosenstock added, "This move supports GBI's strategy of growing its core business through an expanded broker base and greater order flow while focusing on offering a wider choice of markets for our customers."

              Additionally, as part of the transaction, Dr. Phillip Frost, Chairman and CEO of IVAX Corporation, a member of the American Stock Exchange Board of Governors and a private investor, has agreed to purchase $10,000,000 of convertible notes in Ladenburg Thalmann Financial Services and to acquire 550,000 shares of GBI from current holders. Upon completion of the transaction, Dr. Frost will beneficially own approximately 14.9% of Ladenburg Thalmann Financial Services and will become a director of the Company.

              The transaction, which is expected to close in May 2001, is subject to customary closing conditions, including regulatory approval and approval by GBI shareholders. Holders of a majority of the outstanding shares of GBI have committed to vote in favor of the transaction.

              Ladenburg Thalmann Financial Services will continue to trade on the American Stock Exchange and intends to maintain offices in New York City and Bethpage, New York, and regional offices in Los Angeles, San Francisco, Fort Lauderdale, Boca Raton, Great Neck and Cleveland.

              GBI Capital Management Corp.'s main operating subsidiary, GBI Capital Partners, is a full-service securities and trading firm providing personalized investment recommendations and service to individual and institutional investors. GBI Capital Partners is headquartered in Bethpage, NY and operates offices in New York City, Fort Lauderdale and San Francisco.

              Founded in 1876 and a NYSE member since 1879, Ladenburg is a full service investment banking and brokerage firm based in New York, with regional offices in Los Angeles, Boca Raton, Great Neck and Cleveland. The Research division's strategic focus is on the Cable, Media, Entertainment,


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     Telecommunications and Retail sectors. Ladenburg's corporate finance department specializes in middle market companies and emerging growth businesses. The firm's retail brokerage division, Private Client Services, leverages the firm's research and asset management capabilities.

         New Valley is principally engaged in the investment banking and brokerage business, through Ladenburg Thalmann & Co. Inc., and the real estate business in Russia, through BrookeMil Ltd. and Western Realty.

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     THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE
     MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. NEW VALLEY AND GBI HAVE TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "ANTICIPATES", "BELIEVES", "ESTIMATES", "EXPECTS", "PLANS", "INTENDS" AND SIMILAR EXPRESSIONS. THESE STATEMENTS REFLECT NEW VALLEY'S AND GBI'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO THEM. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE NEW VALLEY'S AND GBI'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, SUCH STATEMENTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE THOSE SET FORTH IN NEW VALLEY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND GBI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2000, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THEIR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER NEW VALLEY NOR GBI UNDERTAKES ANY OBLIGATION TO UPDATE OR ADVISE UPON ANY SUCH FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PRESS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.



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